FILED
                                   SEP 29 1987
                                       9am
                                [Copy Illegible]

                          CERTIFICATE OF INCORPORATION
                                       OF
                      PINE KNOLL CONVALESCENT CENTER, INC.

         THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                               ARTICLE ONE: NAME

         The name of the Corporation is Pine Knoll Convalescent Center, Inc.

                         ARTICLE TWO: REGISTERED OFFICE

         The address of the registered office of the Corporation in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

                            ARTICLE THREE: PURPOSES

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                              ARTICLE FOUR: STOCK

         The total number of shares of capital stock which the Corporation is authorized to issue is 1,000, par value ($.001) per share.

                            ARTICLE FIVE: DIRECTORS

         (A) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors which may consist of a sole director. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


         (B) Any director or directors may be removed from office, without any reason therefor, by the affirmative vote or consent of a majority of the shares which are entitled to elect the director or directors to be removed. Any director or directors may be removed from office "for cause" by the affirmative vote or consent of a majority of the Board of Directors. Failure to elect directors to fill the unexpired term of the director or directors so removed shall be deemed to create a vacancy or vacancies in the Board of Directors.

                         ARTICLE SIX: BYLAWS AMENDMENT

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation except as otherwise provided in the Bylaws.

            ARTICLE SEVEN: STOCKHOLDERS' MEETINGS: BOOKS AND RECORDS

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                         ARTICLE EIGHT: INDEMNIFICATION

         (A) The Corporation shall to the fullest extent permitted by law indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         (B) The Corporation may pay in advance any expenses (including attorneys' fees) that may become subject to indemnification under paragraph A above if:


             (1) the Board of Directors authorizes the specific payment, and


             (2) the person receiving the advance payment of expenses undertakes in writing to repay such payment if it is ultimately determined that such person is not entitled to indemnification by the Corporation under paragraph A above.

         (C) The indemnification provided by paragraph A above shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote or consent of stockholders or directors, or otherwise.

         (D) The indemnification and advance payment provided by paragraphs A and B above shall continue as to a person who has ceased to hold a position named in paragraph A above and shall inure to such person's heirs, executors, and administrators.

         (E) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, agent, or employee of the Corporation, or who serves or served at the Corporation's request as a director, officer, agent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, against any liability incurred by such person in any such position, or arising out of such person's status as such, whether or not the Corporation would have power to indemnify such person against such liability under paragraph A.

         (F) In any provision in this Article Eight, shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and, to the extent possible, effect shall be given to the intent manifested by the provision held invalid, illegal, or unenforceable.

            ARTICLE NINE: AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                       ARTICLE TEN: BUSINESS COMBINATIONS

         It shall be a proper corporate purpose reasonably calculated to benefit stockholders for the Board of Directors to base the response of the Corporation to any proposal for a Business Combination or tender offer on the Board of Directors' evaluation of what is in the best interests of the Corporation; and the Board of Directors, in evaluating what is in the best interests of the Corporation may consider:


             (1) the best interests of the stockholders: for this purpose the
                 Board may consider, among other factors, not only the consideration being offered in relation to the then current market value of the Company, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board's estimate of the future value of the Corporation as an independent entity; and

             (2) such other factors as the Board determines to be relevant, including, among other factors, the social, legal and economic effects upon the employees, patients, vendors and business of the Corporation or any of its subsidiaries (if any), and the community in which the Corporation or any of its subsidiaries (if any) is located or operates.

                          ARTICLE ELEVEN: INCORPORATOR

         The incorporator is David H. Arnholter, whose mailing address is 3401 West End Building, Suite 175, Nashville, Tennessee 37203.

         The undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware does make, file and record this Certificate of Incorporation, does not certify that the facts herein stated are true, and, accordingly, has hereto set my hand this 28th day of September, 1987.

                                          /s/ David H. Arnholter
                                          -----------------------------------
                                          David H. Arnholter, Incorporator

                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 09:00 AM 08/31/1990
                              902435153 - 2139152

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      PINE KNOLL CONVALESCENT CENTER, INC.

         Pine Knoll Convalescent Center, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That by a joint written consent action of the Director and Shareholder of Pine Knoll Convalescent Center, Inc., dated August 21, 1990, the resolution was duly adopted unanimously by the director and, upon the advice of the Board of Directors, proper authorization was given to amend the Certificate of Incorporation of said corporation. The resolution setting forth the proposed amendment is effectively as follows:

                  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article First thereof so that, as amended, said Article shall be and read as follows:

         "FIRST: The name of the corporation (hereinafter called the "Corporation") is Brinton Manor, Inc."

SECOND: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Pine Knoll Convalescent Center, Inc. has caused this certificate to be signed by Joseph N. Travaglini, its Vice President, and Linda C. Jordan, Its Assistant Secretary, this 30th day of August, 1990.

                                            By: /s/ Joseph N. Travaglini
                                                ------------------------------
                                                Joseph N. Travaglini,
                                                Vice President
ATTEST:

By: /s/ Linda C. Jordan
   -----------------------
    Linda C. Jordan
    Assistant Secretary


LCD/d8
cert-amend.pin

                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 10:00 AM 10/28/1992
                              923025283 - 2139152

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                      AND
                               REGISTERED OFFICE

         BRINTON MANOR, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         The present registered agent of the corporation is United States Corporation Company and the present registered office of the corporation is in the county of Kent.

         The Board of Directors of BRINTON MANOR, INC. adopted the following resolution on the 21st day of October, 1992.

                  Resolved, that the registered office of BRINTON MANOR, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

         IN WITNESS WHEREOF, BRINTON MANOR, INC. has caused this statement to be signed by Lewis J. Hoch, its Vice-President and attested by James W. Tabak, its Asst. Secretary this 21st day of October, 1992.

                                                 By /s/ Lewis J. Hoch
                                                    -------------------
                                                    Vice-President

ATTEST:

By /s/ James W. Tabak
---------------------
   Asst. Secretary